UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
 (Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Emisphere Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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EMISPHERE TECHNOLOGIES, INC.
765 Old Saw Mill River Road
Tarrytown, New York 10591

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2006

Tarrytown, New York
April 24, 2006

          Dear Stockholder:

          You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Emisphere Technologies, Inc., a Delaware corporation (the “Company” or “Emisphere”), to be held on Thursday, May 25, 2006 at 10:00 a.m. at the Westchester Marriot located at 670 White Plains Road, Tarrytown, New York for the following purposes:

1.

To consider the election of three members of the Board of Directors: two (2) directors for a term expiring at the third succeeding annual meeting of stockholders after their election and one (1) director for a term expiring at the second succeeding annual meeting of stockholders after his election;

2.

To consider a proposal to amend the Company’s Qualified Stock Purchase Plan (the “1994 Qualified ESPP”) providing for an increase in the maximum number of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) available for issuance there under by 300,000 shares;

3.

To consider and act upon a proposal to amend and restate the Company’s 2000 Stock Option Plan (the “2000 Plan”) providing for an increase in the maximum number of shares of the Company’s Common Stock available for issuance thereunder by 3,000,000 shares and for the issuance of additional types of awards;

4.

To consider the ratification of the Board of Directors’ selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006;

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

          In addition, at the Annual Meeting, the Company’s management will discuss the Company’s performance during the fiscal year ended December 31, 2005.

          Only those stockholders of record at the close of business on Monday, March 27, 2006 will be entitled to receive notice of, and vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during the ten (10) days prior to the Annual Meeting at our principal offices located at 765 Old Saw Mill River Road, Tarrytown, New York 10591.

          The Board of Directors appreciates and encourages stockholder participation in our Annual Meeting and looks forward to your attendance.  It is important that your shares be represented, whether or not you choose to attend the meeting. Registered stockholders can vote their shares (a) via the Internet; or (b) by using a toll-free telephone number; or (c) by promptly completing, signing, dating and mailing the enclosed proxy card using the enclosed envelope; or (d) by voting your shares at the meeting in person. Instructions for using these convenient services appear on the enclosed proxy card. Proxy votes are tabulated by an independent agent appointed by the Company, and reported at the Annual Meeting.  The proxy is revocable by you at any time prior to its exercise. Your prompt attention to the proxy will be of assistance in preparing for the Annual Meeting. Your cooperation related to this matter is appreciated.

By order of the Board of Directors,

/s/ Michael M. Goldberg, M.D.

Michael M. Goldberg, M.D.
Chairman of the Board of Directors
and Chief Executive Officer

EMISPHERE TECHNOLOGIES, INC.
765 Old Saw Mill River Road
Tarrytown, New York 10591

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the Purpose of this Proxy Statement?

          This Proxy Statement (the “Proxy Statement”) and the enclosed Proxy Card (the “Proxy Card”) are furnished to all stockholders of record of Emisphere Technologies, Inc., which we sometimes refer to as the “Company,” or “Emisphere,” as of the close of business on March 27, 2006, in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders on Thursday, May 25, 2006 (the “Annual Meeting”).

          This Proxy Statement and accompanying form of Proxy are being mailed to stockholders on or about April 25, 2006. The information included in the Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation for directors and our most highly paid executive officers, and certain other required information.  Copies of our 2005 Annual Report to Stockholders and the Company’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2005 (the “2005 Fiscal Year”) are being mailed with this Proxy Statement, but are not incorporated herein by reference and should not be deemed to be part of the Proxy Statement.

Who can attend the Annual Meeting and who is entitled to vote?

          All stockholders of the Company as of the record date, March 27, 2006 (the “Record Date”), their authorized representatives and guests of Emisphere will be able to attend the Annual Meeting.

          All holders of record of Emisphere’s common stock, $0.01 par value per share, which we sometimes refer to as the “Common Stock,” on the Record Date will be entitled to vote at the 2006 Annual Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting.

What proposals will be voted upon at the Annual Meeting?

          The Annual Meeting has been called to consider and take action on the following items:

1.

The election of the Director Nominees Dr. Stephen Carter and John D. Harkey, Jr. as directors for a term expiring at the third succeeding annual meeting of stockholders after their election (Class I Directors) and the election of Dr. Michael Weiser as director for a term expiring at the second annual meeting of stockholders after his election (Class III Director);

2.

To approve and ratify an amendment to the Qualified Employee Stock Purchase Plan (the “1994 Qualified ESPP”) providing for an increase in the maximum number of shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”) available for issuance thereunder by 300,000 shares;

3.

To approve and ratify an amendment to the Company’s 2000 Stock Option Plan (the “2000 Plan”) providing for an increase in the maximum number of shares of the Company’s Common Stock available for issuance thereunder by 3,000,000 shares and for the issuance of additional types of awards;

4.

The ratification of the Board of Directors’ selection of PricewaterhouseCoopers LLP (“PwC”) to serve as Emisphere’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

5.	The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

What are the Board of Directors’ voting recommendations with respect to the proposals to be voted at the Annual Meeting?

          The Board of Directors recommends a vote:

•

“FOR” the election of the Class I Directors Nominees as directors for the terms expiring at the third succeeding annual meeting of stockholders after their election and “FOR” the election of the Class III Director Nominee as director for the terms expiring at the second succeeding annual meeting of stockholders after his election;

•	“FOR” the approval and ratification of the amendment to the 1994 Qualified ESPP;
•	“FOR” the approval and ratification of the amendment to the 2000 Plan; and
•

“FOR” the ratification of the Board of Directors’ selection of PricewaterhouseCoopers LLP to serve as Emisphere’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

          If any other matter is properly presented at the Annual Meeting or any adjournments or postponements thereof, your proxy will be voted in accordance with the discretion of the person holding the proxy.  At the time this Proxy Statement went to press, Emisphere knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

How do I vote in person?

          If you plan to attend the Annual Meeting on May 25, 2006, please bring proof of identification and the enclosed Proxy Card.  However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit, authorizing you to vote the shares.

How do I vote by proxy?

          If you are a registered holder as of the Record Date, you can vote your proxy via the Internet, by telephone, by mail or in person at the Annual Meeting on May 25, 2006.

          If you are a beneficial stockholder, you have the right to direct your broker or nominee on how to vote your shares. You should complete a voting instruction card which your broker or nominee is obligated to provide you. If you wish to vote in person at the Annual Meeting, you must first obtain from the record holder a proxy issued in your name.

How do I vote via the Internet?

          If you wish to vote via the Internet, follow the Internet voting instructions located on your Proxy Card.  A control number, located on the Proxy Card, is designated to verify your identity and allow you to vote the shares and confirm that the voting instructions have been recorded properly.

How do I vote via telephone?

          If you wish to vote via telephone, use the toll-free telephone number found on the Proxy Card and follow the voting instructions located on the Proxy Card.  A control number, located on the Proxy Card, is designated to verify your identity, allow you to vote the shares and confirm that the voting instructions have been recorded properly.

How do I vote my shares?

          If you are a registered stockholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the Proxy Card. Please review the voting instructions on the Proxy Card and read the entire text of the proposals. Please review the recommendation of the Board of Directors in the Proxy Statement prior to marking your vote.

          If your Proxy Card is signed and returned without specifying a vote or an abstention on a proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the Proxy Card.

What constitutes a quorum?

          As of the Record Date, 23,827,298 shares of Common Stock were outstanding.  A majority of the total number of our outstanding shares present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

Who counts the vote?

          Tabulation of proxies and the votes cast at the meeting are conducted by an independent agent appointed by Emisphere and certified by an independent inspector of elections.

May I revoke my proxy?

          You may revoke your Proxy at any time before it is voted at the Annual Meeting by taking one of the following three actions: (i) by giving timely written notice of the revocation to the Secretary of the Company; (ii) by executing and delivering a Proxy with a later date; or (iii) by voting in person at the Annual Meeting.  Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

What vote is required to approve each proposal?

          A plurality of the votes cast at the Annual Meeting is required to elect the Director Nominees. The affirmative vote of holders of a majority of the shares present in person or by proxy is required for the approval and amendment of the 2000 Plan and the 1994 Qualified ESPP and the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for 2006.

          At the Annual Meeting, abstentions will be counted as votes cast on proposals presented to stockholders, but broker non-votes will not be considered votes cast and the shares represented by broker non-votes with respect to any proposal will be considered present but not eligible to vote on such proposal.  Abstentions and broker non-votes will have no effect on the Director Nominees, which is by plurality vote, but abstentions will, in effect, be votes (i) against the amendment of the 1994 Qualified ESPP, (ii) against the amendment of the 2000 Plan, and (iii) against the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for 2006, as these items require the affirmative vote of a majority of the shares present and eligible to vote on such items.

Who bears the cost of soliciting the proxies?

          We will pay all costs of preparing, assembling, printing and distributing the proxy materials.   We may solicit proxies on behalf of the Board of Directors through the mail, in person, and by telecommunications. We will, upon request, reimburse brokerage firms and others for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock.

Where are Emisphere’s Executive Offices?

          Our principal executive offices are located at 765 Old Saw Mill River Road, Tarrytown, New York 10591 and our telephone number is (914) 347-2220.

How can I get additional information about Emisphere?

          We will, upon written request of any stockholder, furnish, without charge, a copy of this Proxy Statement and our Annual Report on Form 10-K, for the 2005 Fiscal Year, as filed with the U.S. Securities and Exchange Commission, which we sometimes refer to as the “SEC.”  Please address your requests to Emisphere Technologies, Inc., 765 Old Saw Mill River Road, Tarrytown, New York 10591 Attention: Secretary.  Electronic copies of this Proxy Statement, the 2005 Annual Report and the Company’s Annual Report on Form 10-K, for the 2005 Fiscal Year are located within the Investor Relations section of our website at www.emisphere.com and are also available at the SEC’s website at www.sec.gov.  The contents of our website are not incorporated herein by reference and the website address provided in this Proxy Statement is intended to be an inactive textual reference only.

          If you wish, you can access future proxy statements and annual reports on the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you can choose this option by marking the appropriate box on your Proxy Card or by following the instructions if you vote by telephone or the Internet. If you choose to access future proxy statements and annual reports on the Internet, you will receive a Proxy Card in the mail next year with instructions containing the Internet address for those materials. Your choice will remain in effect until you advise us otherwise.

          If you are a beneficial owner, and your shares are held in a stock brokerage account or by a bank or other nominee, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future proxy statements and annual reports on the Internet. Most beneficial owners who elect electronic access will receive an e-mail message next year containing the Internet address for access to the Proxy Statement and Annual Report.

          Emisphere is subject to the informational requirements of the Securities Exchange Act (the “Exchange Act”), which require that the Company’s Annual Report on Form 10-K, the Proxy Statement and other information be filed with the SEC. These filings may be inspected and copied at the public reference facilities of the SEC. Call (800) SEC-0330 for more information regarding public reference facilities.  Copies of the material may also be obtained upon request and upon payment of the appropriate fee from the Public Reference Section of the SEC, 100F Street N.E., Room 1580, Washington, DC 20549.  In addition, the SEC maintains a website on the Internet that contains reports, proxy and information statements, as well as other information regarding registrants that file electronically with the SEC, including our Company.  The SEC’s website address is “www.sec.gov.”

Householding of Annual Meeting Materials

          Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our Proxy Statement and Annual Report to Stockholders may have been sent to multiple stockholders in each household.  We will promptly deliver a separate copy of either document to any stockholder upon written or oral request made to our Investor Relations Department, Emisphere Technologies, 765 Old Saw Mill River Road, Tarrytown, New York 10591, telephone: (914) 347-2220.  Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, must make an election on the proxy card or contact the stockholder’s bank, broker, or other nominee record holder. Stockholders may also contact us at the above address and phone number with their election.

DIRECTORS AND EXECUTIVE OFFICERS

          Our business is overseen by the Board of Directors.  It is the paramount duty of the Board of Directors to oversee the Chief Executive Officer and other senior management in the competent and ethical operation of the Company on a day-to-day basis and to assure that the long-term interests of the stockholders are being served. To satisfy this duty, our directors take a proactive, focused approach to their position, and set standards to ensure that the Company is committed to business success through maintenance of the highest standards of responsibility and ethics.  The Board of Directors is kept advised of our business through regular verbal or written reports, Board of Directors meetings, and analysis and discussions with the Chief Executive Officer and other officers of the Company.

          Members of the Board of Directors bring to us a wide range of experience, knowledge and judgment. These varied skills mean that governance is far more than a “check the box” approach to standards or procedures. Our governance organization is designed to be a working structure for principled actions, effective decision-making and appropriate monitoring of both compliance and performance.

          The Board of Directors has affirmatively determined that Dr. Stephen K. Carter, Mr. Howard M. Pack, Mr. John D. Harkey, Jr., Dr. Mark H. Rachesky, and Dr. Michael Weiser are independent directors within the meaning of Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market, Inc. (“Nasdaq”).  The independent directors meet in separate sessions at the conclusion of each board meeting and at other times as deemed necessary by the independent directors, in the absence of Dr. Michael M. Goldberg, the sole non-independent director.

Committees of the Board of Directors

          The Board of Directors has established an audit committee, a compensation committee and a governance and nominating committee. Each of the committees of the Board of Directors acts pursuant to a separate written charter adopted by the Board of Directors.

          The audit committee is currently comprised of John D. Harkey, Jr. (chairman), Howard Pack and Dr. Michael Weiser.  All of the members of the audit committee are independent within the meaning of Rule 4200 of the Nasdaq.  The Board of Directors has determined that John D. Harkey, Jr., the chairman of the audit committee, is an “audit committee financial expert,” within the meaning of Item 401(h) of Regulation S-K. The audit committee’s responsibilities and duties are summarized below in the report of the audit committee and in the audit committee charter, which is attached hereto as Appendix A and is also available on our website (www.emisphere.com).

          The compensation committee is currently comprised of Howard Pack (chairman), Dr. Stephen Carter, and Dr. Mark H. Rachesky.  All members of the compensation committee are independent within the meaning of Rule 4200 of the Nasdaq, non-employee directors within the meaning of the rules of the Securities and Exchange Commission and “outside” directors within the meaning set forth under Internal Revenue Code Section 162(m). The compensation committee’s responsibilities and duties are summarized in the report of the compensation committee and in the compensation committee charter also available on our website.  There were no interlocks or insider participation between any member of the board or compensation committee and any member of the board of the directors or compensation committee of another company.

          The governance and nominating committee is currently comprised of Dr. Mark H. Rachesky (chairman), Dr. Stephen K. Carter and Howard Pack.  All members of the governance and nominating committee are independent within the meaning of Rule 4200 of the Nasdaq. The governance and nominating committee’s responsibilities and duties are set forth in the governance and nominating committee charter on our website.  Among other things, the governance and nominating committee is responsible for recommending to the board the nominees for election to our Board of Directors and the identification and recommendation of candidates to fill vacancies occurring between annual stockholder meetings.

The table below provides membership information for each board committee.

Name	Board	Audit	Compensation	Governance and Nominating

Michael M. Goldberg, M.D. (3)	X*
Mark H. Rachesky, M.D. (3)	X		X	X*
Dr. Michael Weiser (3)	X	X
Howard M. Pack (2)	X	X	X*	X
Stephen K. Carter, M.D. (1)	X		X	X
John D. Harkey, Jr. (1)	X	X*

* Chair
(1) Class I directors: Term as director is expected to expire in 2009
(2) Class II directors: Term as director is expected to expire in 2007
(3) Class III directors: Term as director is expected to expire in 2008

Meetings Attendance

          During the 2005 Fiscal Year, our Board of Directors held twelve (12) meetings. Each director attended 75 percent or more of the aggregate number of Board of Directors meetings and committees of which he was a member that were held during the period of his service as a director.

          The audit committee met seven (7) times during the 2005 Fiscal Year.

          The compensation committee met ten (10) times during the 2005 Fiscal Year.

          The governance and nominating committee met four (4) times during the 2005 Fiscal Year.

          The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders, although it does encourage attendance by the directors.  Historically, more than a majority of the directors have attended the annual meeting.  All of our non-employee directors attended our 2005 annual meeting of stockholders.

Code of Conduct for Officers and Employees and Code of Business Conduct and Ethics for Directors

          In 2003, we adopted a Code of Conduct that applies to all of our officers and employees. In 2004, the Board of Directors adopted a Code of Business Conduct and Ethics that applies specifically to the members of the Board of Directors. The directors will be surveyed annually regarding their compliance with the policies as set forth in the Code of Conduct for Directors.  The Code of Conduct and the Code of Business Conduct and Ethics for Directors are available on the Corporate Governance section of our website at www.emisphere.com.  The contents of our website are not incorporated herein by reference and the website address provided in this Proxy Statement is intended to be an inactive textual reference only. The Company intends to disclose on its website any amendment to, or waiver of, a provision of the Code of Conduct that applies to the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller. Our Code of Conduct contains provisions that apply to our Chief Executive Officer, Chief Financial officer and all other finance and accounting personnel. These provisions comply with the requirements of a company code of ethics for financial officers that were promulgated by the SEC pursuant to the Exchange Act.

Stockholder Communications

          We have established an Investor Relations Office for all stockholder inquiries and communications.  The Investor Relations Office facilitates the dissemination of accurate and timely information to our stockholders. In addition, the Investor Relations Office ensures that outgoing information is in compliance with applicable securities laws and regulations. All investor queries should be directed to its internal Investor Relations Officer or Chief Financial Officer who is the appointed Corporate Secretary.

ELECTION OF DIRECTORS

          Nominations for the election of directors may be made by the Board of Directors or the governance and nominating committee. The committee did not reject any candidates recommended within the preceding year by a beneficial owner of, or from a group of security holders that beneficially owned, in the aggregate, more than five (5%) per cent of the Company’s voting stock.

          Although it has no formal policy regarding stockholder nominees, the governance and nominating committee believes that stockholder nominees should be viewed in substantially the same manner as other nominees. Stockholders may make a recommendation for a nominee by complying with the notice procedures set forth in our by-laws. The governance and nominating committee will give nominees recommended by stockholders in compliance with these procedures the same consideration that it gives to any board recommendations. To date, we have not received any recommendations from stockholders requesting that the nominating and governance committee (or any predecessor) consider a candidate for inclusion among the committee’s slate of nominees in the Company’s proxy statement, and the Director Nominees have been nominated by the governance and nominating committee.

          To be considered by the Committee, a Director Nominee must have broad experience at the strategy/policy-making level in a business, government, education, technology or public interest environment, high-level managerial experience in a relatively complex organization or experience dealing with complex problems. In addition, the nominee must be able to exercise sound business judgment and provide insights and practical wisdom based on experience and expertise, possess proven ethical character, be independent of any particular constituency, and be able to represent all stockholders of the Company.

          The Committee will also evaluate whether the nominee’s skills are complimentary to the existing board member’s skills, and the board’s needs for operational, management, financial, technological or other expertise; and whether the individual has sufficient time to devote to the interests of Emisphere.  The prospective board member cannot be a board member or officer at a competing company nor have relationships with a competing company. He/she must be clear of any investigation or violations that would be perceived as affecting the duties and performance of a director

          The nominating and governance committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the board with skills and experience that are relevant to the business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective.  If any member of the board does not wish to continue in service, or if the nominating and governance committee or the board decides not to nominate a member for re-election, the nominating and governance committee identifies the desired skills and experience of a new nominee, and discusses with the board suggestions as to individuals that meet the criteria.

Compensation of Non-Employee Directors

          A director who is a full-time employee of the Company receives no additional compensation for his services as a director. With respect to all other directors (“non-employee directors”), the Company’s philosophy is to provide competitive compensation and benefits necessary to attract and retain high-quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of stockholders.

          Commencing April 1, 2004, the following changes became effective with respect to the compensation of the non-employee members of the Board of Directors:

•

Under the Director Stock Plan each non-employee director receives, on the date of each regular annual stockholder’s meeting and in lieu of the Initial Grant and the Additional Grants, a stock option to purchase 7,000 shares of the Common Stock.  The stock options vest on the six (6) month anniversary of the grant date provided the director continuously serves as a director from the grant date through such vesting date.  Notwithstanding the foregoing, any director who holds any unvested stock options pursuant to an Initial Grant or Additional Grant is ineligible to receive any stock options described in this paragraph unless and until all such options vest.  All other terms of the stock options described above apply to these stock options.

•

In recognition of the roles and responsibilities of the Board of Directors and current market data, the Board of Directors’ compensation includes an annual board retainer of $20,000, half of which is payable in cash and the balance is payable in shares of restricted stock granted under the Director Stock Plan on the date of each regular annual stockholders’ meeting, provided the director is an eligible director on that date.  The number of shares of restricted stock is determined by dividing the cash portion of the annual board retainer by the closing price of the Common Stock on the grant date.  The shares of restricted stock vest and are issued six months after the grant date provided the director continuously serves as a director from the grant date through such vesting date.

•	Board meeting fees of $1,000 per meeting have been discontinued.

•	Additional committee and chairperson fees are paid as follows:

•	$3,000 annual committee retainer paid quarterly;

•	$1,000 per committee meeting fee, but only if the meeting exceeds 15 minutes and is not held on the same day as a board meeting; and

•	An additional $500 payable to the chairperson of each committee for each committee meeting, but only if the meeting exceeds 15 minutes and is not held on the same day as the board meeting.

          For each board meeting attended prior to April 1, 2004, non-employee directors had the right to receive, under our Directors’ Deferred Compensation Stock Plan, shares of Common Stock, based on a fee of $1,000 and the closing price of the Common Stock on the date of the meeting (the “Annual Board Retainer”).  Under that plan, Emisphere maintains a “share account” for each eligible director and is obligated to issue the shares within six months of a director’s retirement from the board or other termination as a director. Through January 31, 2004, Messrs. Pack and Carter have 2,767 and 355 shares, respectively, in accordance with the Directors’ Deferred Compensation Stock Plan, which will be available to them following their termination of services to the Board of Directors.  In September 2005, Emisphere issued 2,651 shares of Common Stock to Robert Levenson and 355 shares of Common Stock to Michael Black (both who resigned in September 2005).

          Our Stock Option Plan for Outside Directors was amended and restated as of April 1, 2004 and renamed the Stock Incentive Plan for Outside Directors (the “Director Stock Plan”).  Prior to April 1, 2004, the plan provided that each non-employee director received, upon appointment, a stock option to purchase 35,000 shares of the Common Stock (the “Initial Grant”). On the fifth anniversary of his appointment, and every three (3) years thereafter, each such director had the right to receive a stock option to purchase 21,000 shares of Common Stock (each, an “Additional Grant”).  All grants made under the Director Stock Plan prior to April 1, 2004, vest at the rate of 7,000 stock option shares per year.  In the event that the holder of an option ceases to serve as a director, all previously granted options may be exercised to the extent vested within six (6) months after termination of directorship (one (1) year if the termination is by reason of death), except that, from and after April 1, 2004 (unless otherwise provided in an option agreement), if a director becomes an “emeritus director” of the Company immediately following his Board service, the vested options may be exercised for six (6) months after termination of service as an “emeritus director.”  All unvested options expire upon termination of Board service.  As of December 31, 2005, there are 426,530 shares available for future grants under the Director Stock Plan.

          The table below summarizes the options granted to our outside directors through March 27, 2006.

Non-employee directors	Date of Grant	Number of Shares (1)		Exercise Price

Howard M. Pack.	4/29/92	70,000	(2)(3)	$13.000
	4/28/97	21,000		$13.750
	4/28/00	21,000		$41.060
	5/10/02	35,000		$13.000
	4/28/03	21,000		$2.890
Dr. Stephen Carter.	12/11/03	35,000		$5.750

(1)	Unless indicated otherwise, all options referenced in this table were granted under the 1997 Directors’ Option Plan, as currently in effect.

(2)	Options granted prior to January 29, 1997.

(3)

35,000 options granted on April 29, 1992 that were not exercised, expired on April 29, 2002.  New grants were issued on May 10, 2002 for the same number of shares and at the same strike price as the expired options.

SECURITIES AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY PLANS

          The following table provides information as of December 31, 2005 about the Common Stock that may be issued upon the exercise of options granted to employees, consultants or members of our Board of Directors under all of our existing equity compensation plans, including the 1991 Stock Option Plan, 1995 Stock Option Plan, 2000 Stock Option Plans, the 2002 Broad Based Plan, (collectively “the Plans” ) the 1997 Directors’ Option Plan, and the 1994 Qualified and Non-Qualified Employee Stock Purchase Plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options	(b) Weighted average exercise price of outstanding options	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity Compensation Plans Approved by Security Holders
The Plans	3,799,513	$16.65	1,848,536
1997 Directors Option Plan	240,000	11.21	426,530
1994 Qualified and Non-qualified ESPP	92,298	3.58	385,865
Equity Compensation Plans not approved by Security Holders (1)	50,000	8.86	—

Total	4,181,811	$15.96	2,660,931

(1)  Our Board of Directors has granted options which are currently outstanding for an executive officer, a former executive officer, and two consultants. The Board of Directors determines the number and terms of each grant (option exercise price, vesting and expiration date).

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

          As the close of business on the Record Date, there were approximately 23,827,298 shares of Common Stock outstanding and entitled to vote.  The presence, either in person or by proxy, of persons entitled to vote a majority of our outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting.  Abstentions and broker non-votes are counted for purposes of determining a quorum.  Abstentions are counted as if they were “no” votes in tabulations of the votes cast, whereas broker non-votes, are not considered as having voted for the purposes of determining the outcome of a vote.  Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

COMMON STOCK OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS

          The following table sets forth certain information, as of March 27, 2006, regarding the beneficial ownership of the Common Stock by (i) each director, including the Director Nominees; (ii) each Executive Officer; and (iii) all of our directors and Executive Officers as a group. The number of shares beneficially owned by each director or Executive Officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power (which includes power to vote, or direct the voting of, such security) or investment power (which includes power to dispose of, or direct the disposition of, such security) as well as any shares which the individual has the right to acquire as of sixty (60) days after March 27, 2006.  Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

Directors and Executive Officers

Name and Address (a)	Common Shares Beneficially Owned (b)		Common Shares Underlying Options (c)	Percent Of Class (d)

Michael M. Goldberg, M.D.	1,469,738	(e)	1,438,315	5.85%
Howard M. Pack .	195,821		98,000	*
Mark H. Rachesky, M.D.	8,243,451	(f)	4,993,451	28.60%
Stephen Carter, M.D.	19,049		14,000	*
Michael Weiser, M.D.	—		—	*
John D. Harkey, Jr.	—		—	*
Lewis H. Bender	262,824		236,000	1.09%
Shepard M. Goldberg	212,974		201,000	*
Steven M. Dinh	222,074		203,000	*
Elliot M. Maza, J.D., C.P.A	48,039		40,000	*
Noelle Whitehead, C.P.A.	410		410	*

All directors and executive officers as a group	10,674,380		7,224,176	34.52%

*	Less than 1%

	a)	Unless otherwise specified, the address of each beneficial owner is c/o Emisphere Technologies, Inc., 765 Old Saw Mill River Road, Tarrytown, New York 10591.

b)

The number of shares set forth for each director and Executive Officer consists of direct and indirect ownership of shares, including stock options that are currently exercisable or exercisable within 60 days of March 27, 2006, deferred common share units and restricted stock.

c)

The number of shares set forth for each director and Executive Officer consists of stock options that are currently exercisable and stock options that will be exercisable within 60 days of March 27, 2006 and are included in the number of shares set forth under the column “Common Shares Beneficially Owned”.

d)

Percentage of beneficial ownership is based on 23,827,298 shares of Common Stock outstanding as of March 27, 2006.  In determining the number and percentage of shares beneficially owned by each director and Executive Officer, shares that may be acquired by such person pursuant to options currently exercisable or exercisable within 60 days of March 27, 2006 are deemed to be outstanding for the purpose of determining the total number of outstanding Common Stock owned by a director or Executive Officer individually and by all directors and Executive Officers as a group.  However, these shares are not deemed to be outstanding for the purpose of computing the individual ownership percentage of any other person.

e)

Does not include 130,000 shares with respect to which Dr. Goldberg has transferred options to members of his family and with respect to which Dr. Goldberg disclaims beneficial interest.  Dr. Goldberg does not have voting nor investment power as to the shares underlying such options.

f)

This number consists of: (A)(1) 2,856,736 shares held for the account of MHR Capital Partners (500) LP (“Capital Partners (500)”), (2) 340,222 shares that can be obtained by Capital Partners (500) upon exercise of warrants to acquire shares, (3) 496,674 shares that can be obtained by Capital Partners (500) upon the exercise of warrants that it can purchase pursuant to an option granted in connection with the consummation of the financing transactions (the “Warrant Purchase Option”), and (4) 803,228 shares that can be obtained by Capital Partners (500) upon the exchange of Capital Partners (500)’s portion of MHR’s secured loan to Emisphere (the “Secured Loan”) that may be exchanged for a convertible note and subsequently exchanged into shares of Common Stock (the “Exchange”); (B)(1) 393,264 shares held for the account of MHR Capital Partners (100) LP (“Capital Partners (100)”), (2) 47,152 shares that can be obtained by Capital Partners (100) upon exercise of warrants to acquire shares and (3) 68,809 shares that can be obtained by Capital Partners (100) upon the exercise of warrants that it can purchase pursuant to the Warrant Purchase Option, and (4) 109,843 shares that can be obtained upon the Exchange of Capital Partners (100)’s portion of the Secured Loan; (C) (1) 14,698 shares that can be obtained by MHR Institutional Partners II (“Institutional Partners II”) upon exercise of warrants that it can purchase pursuant to the Warrant Purchase Option, (2) 873,978 shares that can be obtained by Institutional Partners II upon Exchange of Institutional Partners II’s portion of the Secured Loan; and (D) (1) 37,030 shares that can be obtained by MHR Institutional Partners IIA (“Institutional Partners IIA”) upon exercise of warrants that it can purchase pursuant to the Warrant Purchase Option, (2) 2,201,817 shares that can be obtained by Institutional Partners IIA upon Exchange of Institutional Partners IIA’s portion of the Secured Loan.  In calculating the beneficial ownership of Dr. Rachesky, the Company has relied upon the Schedule 13D/A filed by these entities with the SEC on January 18, 2006.

Principal Holders of Common Stock

The following table sets forth information regarding beneficial owners, other than our CEO, of more than five (5%) percent of the outstanding shares of Common Stock as of March 27,2006:

Name and Address	Number of Shares Beneficially Owned	Percent Of Class (a)

Atticus Capital, L.L.C. 152 West 57th Street, 45th floor New York, NY 10019	1,379,900	5.79	%(b)
Mark H. Rachesky, M.D. 40 West 57th Street, 24th Floor New York, NY 10019	8,243,451	34.60	%(c)
Brandon Fradd, M.D. 68 Jane Street, Suite 2E New York, New York 10014	2,083,000	8.74	%(d)

(a)	Applicable percentage ownership is based on 23,827,298 shares of Common Stock outstanding as of March 27, 2006.

(b)	In calculating the beneficial ownership of this entity, the Company has relied upon the Schedule 13G filed by this entity with the SEC on February 14, 2006.

(c)	Dr. Rachesky is an affiliate of MHR Capital Partners (500) and other affiliated funds and is deemed to be the beneficial holder of a total of 8,243,451 shares of Common Stock.

(d)

This number consists of (1) 2,083,000 shares held by Brandon Fradd, M.D. consisting of (A) 228,820 shares held directly by Dr. Fradd and (B) 1,854,180 shares indirectly held in his capacity as the sole principal of Apollo Equity Management, Inc, and as the manager of several separate accounts and (2) 1,256,415 shares held by Apollo Medical Fund Management L.L.C. and Apollo Medical Partners, L.P. In calculating the beneficial ownership of this entity, the Company has relied upon the Schedule 13G filed by this entity with the SEC on February 14, 2006.

Compensation Committee Report on Executive Compensation

          The Report of the Compensation Committee of the Board of Directors and the subsequent Performance Graph shall not be referenced by any general statement in this Proxy Statement, nor in any filing under the Securities Act of 1933, as amended, or any filing under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and this information is not otherwise deemed to be filed under either the Securities Act or the Securities Exchange Act.

          Our executive compensation program is administered by the compensation committee of the board. The compensation committee, which is composed of non-employee directors, is responsible for reviewing with Company management and approving compensation policy and all forms of compensation for executive officers and directors in light of the Company’s current business environment and the Company’s strategic objectives. In addition, the compensation committee acts as the administrator of the Company’s stock option plans.  The compensation committee’s practices include reviewing and establishing executive officers’ compensation to ensure that base pay and incentive compensation are competitive to attract and retain qualified executive officers, and to provide incentive systems reflecting both financial and operating performance, as well as an alignment with stockholder interests. These policies are based on the principle that total compensation should serve to attract and retain those executives critical to the overall success of Emisphere and should reward executives for their contributions to the enhancement of stockholder value.

          The key elements of the executive compensation package are base salary (as determined by the competitive market and individual performance), the Executive Incentive Plan (which provides for annual incentive bonuses), the executive long term disability plan and other health & welfare benefits applicable to all employees, long-term incentive compensation in the form of participation in the Company’s 1994 Qualified and Non-Qualified Employee Stock Purchase Plans, and annual stock option grants. In general, the compensation committee has adopted the practice that compensation for executive officers should be competitive with market data reflected within the 50th-75th percentile of biotechnology companies for corresponding senior executive positions. The compensation committee utilizes stock options as a substantial portion of executive compensation in order to further align the interests of executives with those of Emisphere’s stockholders. The compensation committee’s policy with respect to stock options granted to executives is that grant prices should be equal to the fair market value of the Common Stock on the date of grant, that employee stock options should vest over a five-year period and expire in ten years from date of grant, and that options previously granted at exercise prices higher than the current fair market value should not be repriced.  Individual performance is measured against long term strategic goals, short term business goals, new business development, development of employees, fostering of teamwork and other Emisphere values.

          In determining the compensation for each executive officer, the compensation committee generally considers (i) data from outside studies and proxy materials regarding compensation of executive officers at comparable companies, (ii) the input of other directors and the chief executive officer, other than his own, regarding individual performance of each Executive Officer and (iii) qualitative measures of Emisphere’s performance, such as progress in the development of the Company’s technology, the engagement of corporate partners for the commercial development and marketing of products, effective corporate governance, fiscal responsibility, the success of Emisphere in raising funds necessary to conduct research and development, and the pace at which the Company continues to advance its technologies in various clinical trials. The compensation committee’s consideration of these factors is subjective and informal.

          Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to the Chief Executive Officer or to any of the other four most highly compensated executive officers of a publicly held company will not be deductible for federal income tax purposes, unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m). The Company’s primary objective in designing and administering its compensation policies is to support and encourage the achievement of the Company’s long-term strategic goals and to enhance stockholder value. In general, stock options granted under the Company’s 2000 Stock Option Plan are intended to qualify under and comply with the “performance based compensation” exemption provided under Section 162(m) thus excluding from the Section 162(m) compensation limitation any income recognized by executives at the time of exercise of such stock options. Because salary and bonuses paid to our chief executive officer and four most highly compensated executive officers, have been below the $1,000,000 threshold, the compensation committee has elected, at this time, to retain discretion over bonus payments, rather than to ensure that payments of salary and bonus in excess of $1,000,000 are deductible. The compensation committee intends to review periodically the potential impacts of Section 162(m) in structuring and administering the Company’s compensation programs.

Members of the Compensation Committee:
Howard Pack (Chairman)
Stephen K. Carter, M.D.
Mark H. Rachesky, M.D.

Audit Committee Matters

Audit Committee Report

          The audit committee operates under a written charter adopted by the Board of Directors. The audit committee has reviewed the relevant standards of the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the corporate governance listing standards of the NASDAQ regarding committee policies. The Board of Directors adopted an amendment to the audit committee’s charter on March 9, 2006. The committee intends to further amend its charter, if necessary, as the applicable rules and standards evolve to reflect any additional requirements or changes. The updated audit committee charter is attached hereto as Appendix A and can be found on our website at www.emisphere.com.  The contents of our website are not incorporated herein by reference and the website address provided in this Proxy Statement is intended to be an inactive textual reference only.

          The audit committee is currently comprised of John D. Harkey, Jr., (chairman), who was appointed on April 4, 2006, Howard Pack and Dr. Michael Weiser.  All of the members of the audit committee are independent within the meaning of Rule 4200 of the NASD.  The Board of Directors has determined that John D. Harkey, Jr. is an “audit committee financial expert,” within the meaning of Item 401(h) of Regulation S-K.

          Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal control over financial reporting.  PwC, the Company’s independent registered public accountants, audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States, and discuss with management any issues that they believe should be raised with management.  PwC’s ultimate accountability is to the Board of Directors of the company and the audit committee, as representatives of the Company’s stockholders.

          The audit committee meets with management periodically to consider the adequacy of the Company’s internal control over financial reporting and the objectivity of its financial reporting.  The audit committee discusses these matters with the appropriate Company financial personnel. In addition, the audit committee has discussions with management concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

          On an as needed basis, the audit committee meets privately with PwC.  The audit committee also appoints the independent registered public accounting firm, approves in advance their engagements to perform audit and any non-audit services and the fee for such services, and periodically reviews their performance and independence from management.  In addition, when appropriate, the audit committee discusses with PwC plans for the audit partner rotation required by the Sarbanes-Oxley Act.

          Pursuant to its charter, the audit committee assists the board in, among other things, monitoring and reviewing (i) our financial statements, (ii) our compliance with legal and regulatory requirements and (iii) the independence, performance and oversight of our independent registered public accounting firm. Under the Charter, the audit committee is required to make regular reports to the board.

          During the 2005 Fiscal Year, the audit committee of the Board of Directors reviewed and assessed:

•

the quality and integrity of the annual audited financial statements with management, including issues relating to accounting and auditing principles and practices, as well as the adequacy of internal controls, and compliance with regulatory and legal requirements;

•	the qualifications and independence of the independent registered public accounting firm; and

•

management’s, as well as the independent auditor’s, analysis regarding financial reporting issues and judgments made in connection with the preparation of our financial statements, including those prepared quarterly and annually, prior to filing our quarterly report on Form 10-Q and annual report on Form 10-K.

          The audit committee has reviewed the audited financial statements provided by PwC and has discussed them with both management and the independent registered public accounting firm.  The audit committee has also discussed with management and PwC those matters requiring discussion by the Codification of Statements of Auditing Standards, AU § 380 (“SAS 61”) as currently in effect, including the independence of PwC.  Additionally, the audit committee reviewed the written disclosures and the letter from PwC required by the Independence Standards board Standard No.1 (Independence Discussions with Audit Committees), as currently in effect.  The audit committee also received reports from PwC regarding all critical accounting policies and practices used by the Company, any alternative treatments of financial information used, generally accepted accounting principles that have been discussed with management, ramifications of the use of alternative treatments and the treatment preferred by PwC and other material written communications between PwC and management, including management letters and schedules of adjusted differences.

          In making its recommendation to ratify the appointment of PwC as Emisphere’s independent registered public accounting firm for 2006, the audit committee has considered whether the non-audit services provided by PwC are compatible with maintaining the independence of PwC.

          On September 29, 2005, Arthur Dubroff resigned from the Board of Directors. Mr. Dubroff held the position of Chairman of the audit committee of the Board of Directors and qualified as the “audit committee financial expert,” within the meaning of Item 401(h) of Regulation S-K. Due to Mr. Dubroff’s resignation, the chairmanship of the audit committee was vacant and the audit committee lacked a qualified “audit committee financial expert.” In February 2006, the audit committee engaged the services of a financial consultant to assist the committee in its review of our audited financial statements for the fiscal year ended December 31, 2005 in our Annual Report on Form 10-K for that year. The Board of Directors has since identified and appointed John D. Harkey, Jr. to the position of audit committee chairman.  The Board of Directors has determined that Mr. Harkey qualifies as an “audit committee financial expert”.

          Based upon the review and discussions referenced above, the audit committee, as comprised at the time of the review and with the assistance of the financial consultant, recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and be filed with the SEC.

The Members of the Audit Committee
John D. Harkey, Jr. (Chairman, effective on April 10, 2006)
Howard Pack
Dr. Michael Weiser

Comparative Stock Performance Graph

          The graph and table below compare the cumulative total stockholder return on Emisphere’s Common Stock with the cumulative total stockholder return of (i) the NASDAQ Stock Market (U.S.) Index and (ii) the NASDAQ Pharmaceutical Index, assuming an investment of $100 on December 31, 2000 in each of the Company’s Common Stock, the stocks comprising the NASDAQ Market Index and the stocks comprising the NASDAQ Pharmaceutical Index.

Measurement Date	Emisphere	NASDAQ Market	NASDAQ Pharm.

12/31/00	100	100	100
12/31/01	128	80	85
12/31/02	14	56	53
12/31/03	22	84	78
12/31/04	16	92	84
12/31/05	17	94	93

COMPENSATION PLANS

          The following table sets forth information regarding the aggregate compensation Emisphere paid during 2005, 2004 and 2003 to our Chief Executive Officer and each of our other Executive Officers whose total compensation exceeded $100,000:

SUMMARY COMPENSATION TABLE

		Annual Compensation						Long Term Compensation

Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation		Securities underlying Options	All Other Compensation (6)

Michael M. Goldberg, M.D. Chairman and Chief Executive Officer	2005 2004 2003	562,215 510,620 506,861	(1) (1)	— — —		51,246 13,696 29,394	(5) (5) (5)	200,000 — —	45,770 58,200 49,468
Lewis H. Bender Senior Vice President, Business Development	2005 2004 2003	301,768 292,792 290,472	(2)	— — —		— — —		26,000 — 30,000	8,200 8,200 8,000
Shepard M. Goldberg Senior Vice President, Operations	2005 2004 2003	280,795 269,085 269,773	(3) (3) (3)	— — —		— — —		26,000 — 30,000	8,200 8,200 8,000
Steve M. Dinh Vice President, Research and Technology Development	2005 2004 2003	288,543 261,499 258,451	(4) (4)	— — —		— — —		30,000 — 30,000	8,200 8,200 8,000
Elliot M. Maza, J.D., C.P.A Chief Financial Officer	2005 2004 2003	295,961 260,394 22,115	(7)	— 25,000 25,000	(8) (8)	— — —		10,000 — 100,000	8,200 — —

(1)	Includes payments of $38,287 and $26,615 in 2005 and 2003respectively,for previously accrued vacation.

(2)	Includes payment of $5,460 in 2003 for previously accrued vacation.

(3)	Include payments of $10,496, $5,095, and $12,798 in 2005, 2004 and 2003 respectively, for previously accrued vacation.

(4)	Include payments of $20,794 and $3,901 in 2005 and 2003 respectively, for previously accrued vacation.

(5)	Includes other perquisites (preparation of tax returns, personal usage of company car and legal fees) required to be disclosed.

(6)

Other compensation consists of matching contributions that were made under a defined contribution plan available to substantially all employees plus any split life insurance payments (not included in the Compensation column).

(7)	Includes payment of $8,471 for previously accrued vacation.

(8)	Represents sign on bonus.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

          The following table sets forth information with respect to option grants to the named executive officers during the fiscal year ended December 31, 2005:

•	the number of shares of Common Stock underlying options granted during the year;

•	the percentage that such options represent of all options granted to employees during the year;

•	the exercise price (which in each case was equal to the fair market value of the stock on the date of grant);

•	the expiration date; and

•	the present value, as of the grant date, of the options.

          The present value of the options as of the date of grant has been calculated using the requirements outlined in Item 402(c) of Regulation S-K as permitted by SEC rules. It should be noted that this model is only one method of valuing options, and the Company’s use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the Common Stock over the option exercise price at the time of exercise.

Name	Number Of Shares Underlying Options Granted (1)	Percent Of Total Option Shares Granted to Employees	Exercise Price Per Share	Expiration Date	Grant Date Present Value

Michael M. Goldberg	200,000	43.8%	$3.46	4/28/2015	435,195
Lewis H. Bender	26,000	5.70%	$4.82	11/22/2015	78,813
Shepard M. Goldberg	26,000	5.70%	$4.82	11/22/2015	78,813
Steven M. Dinh	30,000	6.58%	$4.82	11/22/2015	90,938
Elliot M. Maza	10,000	2.19%	$4.82	11/22/2015	30,313

*	Less than 1%

1.

Does not include options granted quarterly under our 1994 Qualified ESPP or 1994 Non-Qualified ESPP which expire 6 months following the date of grant.  The actual number of shares granted is based on the lower of the fair market value on the date of grant or 85% of the fair market value on the date of exercise. The potential realizable value for these grants is calculated as the difference between fair market value on the date of grant, less 85% of the fair market value on the date of grant.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

          The following table sets forth information as to the exercises of options during 2005, and the number and value of unexercised options held by the Executive Officers named above as of December 31, 2005:

	Exercises		Number of Shares Underlying Unexercised Options at December 31, 2005			Value of Unexercised In-the-Money Options at December 31, 2005

Name	Number of Shares Acquired (2)	Value Realized	Exercisable		Un-Exercisable	Exercisable	Un-Exercisable

Michael M. Goldberg	—	—	1,334,315	(1)	288,000	$38,880	$201,920
Lewis H. Bender	7,317	$13,763	218,000		68,000	$35,280	$37,020
Shepard M. Goldberg	—	—	189,000		62,000	$35,280	$37,020
Steve Dinh	—	—	193,000		62,000	$32,100	$34,900
Elliot M. Maza	—	—	40,000		70,000	—	—

(1)	Includes 130,000 shares with respect to which Dr. Goldberg has transferred options to members of his family and with respect to which Dr. Goldberg disclaims beneficial interest.

(2)	Does not include shares acquired under our 1994 Qualified ESPP or 1994 Non-Qualified ESPP.

TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

Employment Agreement

          In April 2005, we entered into an Amended and Restated Employment Agreement with Michael M. Goldberg, M.D.  Pursuant to the terms of the amended and restated employment agreement, Dr. Goldberg is to serve as Chairman and Chief Executive Officer of Emisphere until July 31, 2007. The agreement permits annual renewals for successive one-year terms unless at least 90 days prior to the expiration of the original term or any renewal term, the board or Dr. Goldberg notifies the other party in writing that they are electing to terminate the employment agreement at the expiration of the current term. Under the agreement, Dr. Goldberg is entitled to an annual salary of not less than $524,000. Also pursuant to the agreement, Dr. Goldberg was granted an option to purchase 200,000 shares of Common Stock.

          The employment agreement provides, among other things, that upon termination by Emisphere without Cause or by Dr. Goldberg for Good Reason prior to a Change in Control (as each capitalized term is defined in the agreement) we will make monthly severance payments for a period of 24 months, each equal to one month’s base salary and target bonus.  Dr. Goldberg will also receive a pro rata bonus for the year of termination and be entitled to continued health and life insurance coverage during the severance period (subject to cessation upon eligibility for such coverage from a subsequent employer).  In addition, all unvested stock options and restricted stock awards will immediately vest in full upon such termination.

          In the event Dr. Goldberg’s employment is terminated within two years following a Change in Control without Cause or for Good Reason (as each capitalized term defined in the agreement), Emisphere will make a lump sum severance payment equal to three times the amount of the base salary and target annual bonus payable under the agreement.  In addition, upon such termination Dr. Goldberg will be treated as described in the immediately preceding paragraph except that the health and life benefits will continue for up to thirty-six months.

Other Agreements

          Dr. Goldberg’s employment agreement provides that he is entitled to have the Company reimburse him for premiums of up to $50,000 per year for his life insurance.  The Company previously obtained a $3.2 million face amount, $37,570 annual premium policy for Dr. Goldberg (a “collateral assignment” split-dollar life insurance policy owned by Dr. Goldberg), and subsequently converted that policy to an “endorsement” split-dollar life insurance policy owned by the Company (with the beneficiary selected by Dr. Goldberg in the event of his death prior to a termination of service). The policy is governed by a revised split-dollar agreement that entitles Dr. Goldberg to elect to have the policy rolled out to him following a termination of employment for any reason other than cause or death, provided that he pays to the Company in full the aggregate premiums it has paid on the policy.

          In addition, Dr. Goldberg is entitled to reimbursement for out-of-pocket expenses incurred in connection with personal financial planning and tax preparation up to a maximum of $15,000 per year, expenses of an automobile up to a maximum of $12,000 per year, and legal fees incurred by Dr. Goldberg in connection with the negotiation and documentation of the employment agreement and repayment of the loan described below, up to a maximum of $40,000.

          In July 2000, Emisphere extended a loan to Dr. Goldberg in the amount of approximately $1.5 million pursuant to a secured promissory note bearing interest, payable monthly at a variable rate based upon LIBOR plus 1.0% (3.4% at December 31, 2004 and 2.1% at December 31, 2003).  The proceeds of the loan were used to pay the exercise price and income taxes resulting from Dr. Goldberg’s exercise of stock options immediately prior to their expiration on December 31, 2001. The loan was collateralized by the stock issued upon exercise of the stock options.  The principal was due the earlier of July 31, 2005 or upon the sale of stock held as collateral.  On August 1, 2005, Michael M. Goldberg, paid $2,047,631 to the Company in full satisfaction of the principal amount and accrued interest on such loan.  In addition to making cash payments of $1,556,726 and $330,000 to the Company, Dr. Goldberg surrendered to the Company 46,132 shares of Company common stock. The shares were valued at the prevailing closing market price on the date prior to the loan repayment, or $3.56 per share.

          These amounts paid by Dr. Goldberg represented his entire indebtedness to the Company, and were paid without forgiveness, compensation to him, or consideration of any other kind.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules of the Securities and Exchange Commission (the “SEC”) require our directors, Executive Officers and persons who own more than 10% of Common Stock to file reports of their ownership and changes in ownership of Common Stock with the SEC. Our employees generally prepare these reports on the basis of information obtained from each director and Executive Officer. Based on written representations of the Company’s directors and Executive Officers and on confirmation that no Form 5 was required to be filed, we believe that all reports required by Section 16(a) of the Exchange Act to be filed by its directors, Executive Officers and greater than ten (10%) percent owners during the last fiscal year were filed on time.

PROPOSAL 1:   ELECTION OF DIRECTORS
(Item #1 on the Proxy Card)

          Our Board of Directors is currently comprised of six (6) members and is divided into three classes with staggered terms so that the term of one class expires at each annual meeting of stockholders.

          Each of the Class I directors whose term is expiring at the Annual Meeting has been nominated by the Board of Directors for election at the Annual Meeting for a term expiring at the third succeeding annual meeting of stockholders after his election and until his successor is duly elected and qualified. At the recommendation of our governance and nominating committee, Dr. Stephen Carter and John D. Harkey, Jr., have been nominated for election.

          The Class III director has been nominated by the Board of Directors for election at the Annual Meeting for a term expiring at the second succeeding annual meeting of stockholders after his election and until his successor is duly elected and qualified. At the recommendation of our governance and nominating committee, Dr. Michael Weiser has been nominated for election.

          The proxies given pursuant to this solicitation will be voted, unless authority is withheld, in favor of the Director Nominees.  The Director Nominees have consented to be named and, if elected, to serve.  In the event that a Director Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted in the discretion of the persons acting pursuant to the proxy for the election of other nominees.  Proxies cannot be voted for a greater number of persons than the number of nominees named.

Voting

          The Director Nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as  directors.

          The Board of Directors deems the election of Dr. Stephen Carter and John D. Harkey, Jr. as directors for a term expiring at the third succeeding annual meeting of stockholders after their election (Class I Directors) and the election of Dr. Michael Weiser as director for a term expiring at the second annual meeting of stockholders after his election (Class III Director), to be in the best interest of Emisphere and its stockholders and recommends a vote “FOR” their election.

Information Concerning Director Nominee, Continuing Directors and Executive Officers

          Information regarding the Director Nominee, those directors serving unexpired terms, and our current Executive Officers, all of who are currently serving open-ended terms, including their respective ages, the year in which each first joined the Company and their principal occupations or employment during the past five years, is provided below:

Name	Age	Year Joined Emisphere	Position with the Company

Michael M. Goldberg, M.D.	47	1990	Chairman of the Board of Directors and Chief Executive Officer
Howard M. Pack	87	1986	Director
Stephen K. Carter, M.D.	68	2003	Director
Mark H. Rachesky, M.D.	47	2005	Director
Michael Weiser, M.D.	43	2005	Director
John D. Harkey, Jr.	45	2006	Director
Lewis H. Bender	47	1993	Senior Vice President, Business Development
Shepard M. Goldberg	50	1998	Senior Vice President, Operations
Steven M. Dinh, Sc.D.	50	1999	Vice President, Research and Technology Development
Elliot M. Maza, J.D., C.P.A.	50	2003	Chief Financial Officer
Noelle Whitehead, C.P.A.	31	2003	Chief Accounting Officer

          Michael M. Goldberg, M.D. has served as Chairman of the Board of Directors of the Company since November 1991 and as Chief Executive Officer and a director since August 1990. In addition, Dr. Goldberg served as President from August 1990 to October 1995. Dr. Goldberg received a B.S. from Rensselaer Polytechnic Institute, an M.D. from Albany Medical College of Union University in 1982 and an M.B.A. from Columbia University Graduate School of Business in 1985. Under the terms of our employment agreement with him, Dr. Goldberg is to serve as our Chairman and Chief Executive Officer through July 31, 2007 and was nominated to serve as a member of the Board of Directors.  He is the first cousin of Shepard M. Goldberg, Emisphere’s Senior Vice President, Operations.

          Howard M. Pack has served as a director of the Company since our inception in 1986. He was Executive Vice President of Finance of Emisphere until he retired in October 1988.

          Stephen K. Carter, M.D. has been a director of the Company since 2003.  From 1996-2000, Dr. Carter was the Senior Vice President of Clinical and Regulatory Affairs at Sugen, Inc. From 1995-1996, Dr. Carter served as a Senior Vice President of Research and Development at Boehringer Ingelheim Pharmaceuticals, Inc.; from 1990-1995, Dr. Carter served as Senior Vice President of Worldwide Clinical Research and Development at Bristol-Myers Squibb Co. Dr. Carter currently serves on the Board of Directors of Cytogen Corporation (NASDAQ: CYTO), Alfacell Corporation (NASDAQ: ACEL), Tapestry Pharmaceuticals, Inc. (NASDAQ: TPPH), Callisto Pharmaceuticals, Inc. (AMEX: KAL), Vion Pharmaceuticals, Inc. (NASDAQ: VION) and Celator.

          Mark H. Rachesky, M.D., has been a Director of the Company since 2005. Dr. Rachesky is the co-founder and President of MHR Fund Management LLC and affiliates, investment managers of various private investment funds that invest in inefficient market sectors, including special situation equities and distressed investments. From 1990 through June 1996, Dr. Rachesky was employed by Carl C. Icahn, initially as a senior investment officer and for the last three years as sole Managing Director of Icahn Holding Corporation, and acting chief investment advisor. Dr. Rachesky is currently the Non-Executive Chairman of the Board of Loral Space & Communications, Inc. (NASDAQ:LORL) and Leap Wireless International, Inc. (NASDAQ: LEAP) and is a member of the Board of Directors of Neose Technologies, Inc (NASDAQ: NTEC), and Nations Health, Inc. (NASDAQ: NHRX). Dr. Rachesky is a graduate of Stanford University School of Medicine, and Stanford University School of Business. Dr. Rachesky graduated from the University of Pennsylvania with a major in Molecular Aspects of Cancer.

          Michael Weiser, M.D. has been a Director of the Company since 2005. Dr. Weiser is the Director of Research of Paramount BioCapital, Inc. Dr. Weiser completed his Ph.D. in Molecular Neurobiology at Cornell University Medical College and received his M.D. from New York University School of Medicine, where he also completed a Postdoctoral Fellowship in the Department of Physiology and Neuroscience. Dr. Weiser currently serves on the Board of Manhattan Pharmaceuticals, Inc. (OTCBB: MHTT),  Hana Biosciences, Inc. (AMEX: HBX), Chelsea Therapeutics International Ltd. (OTCBB: CHTP), VioQuest Pharmaceuticals, Inc. (OTCBB: VQPH), Ziopharm Oncology, Inc. (OTCBB: ZIOP) and several other privately-held biotechnology companies.

          John D. Harkey, Jr. was nominated to the Board in April 2006. Mr. Harkey is Chairman and Chief Executive Officer of Consolidated Restaurant Companies, Inc.  Mr. Harkey currently serves on the Board of Leap Wireless International, Inc. (NASDAQ: LEAP), Pizza Inn (NASDAQ: PZZI), Loral Space & Communications, Inc. (NASDAQ: LORL) and Energy Transfer Partners, L.L.C.. (NYSE: ETP).  Mr. Harkey also serves on the President’s Development Council of Howard Payne University, and on the Executive Board of Circle Ten Council of the Boy Scouts of America. Mr. Harkey obtained a B.B.A. in honors and a J.D. from the University of Texas at Austin and an M.B.A. from Stanford University School of Business.

          Lewis H. Bender joined Emisphere in 1993. He became Senior Vice President of Business Development in April 1997. Previously he was a Vice President of Business Development. Mr. Bender received a B.S. and an M.S. in chemical engineering from the Massachusetts Institute of Technology, an M.A. in international studies from the University of Pennsylvania and an M.B.A. from the Wharton School of the University of Pennsylvania.

          Shepard M. Goldberg joined the Company in 1998.  He became Senior Vice President, Operations in 2001.  Mr. Goldberg also previously served as our Vice President of Operations.  Previously, he was President and owner of two regional distribution businesses. He received a B.S. in electrical engineering from Polytechnic Institute of New York and an M.B.A. from Adelphi University.  He is the first cousin of Michael M. Goldberg, M.D., Emisphere’s Chairman and Chief Executive Officer.

          Steven M. Dinh, Sc.D. joined the Company in 1999 and is the Vice President of Research Technology and Development.  He was previously Vice President and Chief Scientific Officer with Lavipharm Pharmaceuticals, Inc. Before joining us he held various research positions in transdermal product development and basic pharmaceutics research with Novartis Pharmaceuticals Corp., CIBA-Geigy Corporation and with E. I. DuPont de Nemours & Co. Dr. Dinh holds a Sc.D. in Chemical Engineering from the Massachusetts Institute of Technology.

          Elliot M. Maza, J.D., C.P.A. joined the Company in December 2003 as Chief Financial Officer. He was previously a partner at Ernst and Young LLP. Prior to that time, Mr. Maza served as a Vice President at Goldman Sachs, Inc. Mr. Maza also previously practiced law at Sullivan and Cromwell. Mr. Maza received his J.D. degree from the University of Pennsylvania Law School in 1985 and his C.P.A. from the State of New Jersey in 1981.

          Noelle Whitehead, C.P.A. joined the Company in August 2003 as Accounting Manager and then became Assistant Controller in April 2005. Effective April 2006, she was appointed to Chief Accounting Officer.  Prior to joining Emisphere, from 1999 to 2003, Ms. Whitehead served as accounting manager for two publicly traded media companies. Prior to 1999, Ms. Whitehead was an audit senior for Deloitte & Touche LLP. Ms. Whitehead holds a bachelor’s degree in Accounting from the State University of New York at Geneseo.

PROPOSAL 2: APPROVE AND RATIFY AN AMENDMENT TO THE 1994 QUALIFIED ESPP
(Item # 2 on the Proxy Card)

          Emisphere’s Board of Directors has determined that additional shares of the Common Stock should be made available for grants of stock options to Emisphere’s employees, who will be responsible for the Company’s profitability and long-term future growth. Effective, April, 21, 2006, the Board of Directors adopted an amendment to the 1994 Qualified ESPP authorizing an increase in the maximum number of shares of Common Stock available for the grant of options under it by 300,000 shares.

Voting

          The affirmative vote of holders of a majority of the shares present in person or by proxy is required for the amendment to the 1994 Qualified ESPP.

          The Board of Directors deems the approval and ratification of the amendment to the 1994 Qualified ESPP to be in the best interest of Emisphere and its stockholders and recommends that holders of the Common Stock vote FOR Proposal 2.

          The share reserve for this plan is almost depleted. If the amendment to the 1994 Qualified ESPP is not approved by the stockholders, the options granted under this plan will not be eligible to qualify as “incentive stock options” as defined in sections 421 and 423 of the Internal Revenue Code as described below.

The Qualified ESPP

          Purpose. The purpose of the 1994 Qualified ESPP is to foster the ability to attract, retain and motivate those individuals who will be largely responsible for the profitability and long-term future growth of Emisphere.

          Eligibility. Under the 1994 Qualified ESPP, eligible participants are all employees of Emisphere. Notwithstanding the foregoing, (i) no employee shall be granted an option under the 1994 Qualified ESPP if such employee immediately after the option is granted, would own stock which possesses 5% or more of the combined voting power and (ii) no employee shall be granted an option which permits his or her rights to purchase stock under the 1994 Qualified ESPP to accrue at a rate which exceeds $6,250 based on the fair market value of such stock (determined as of the time the option is granted) for each fiscal quarter in which it is outstanding at any time.

          Grants under the Plan. The 1994 Qualified ESPP provides for the grant to qualified employees of options to purchase shares of the Common Stock at an exercise price per share equal to the lesser of the fair market value on the date of grant, or eighty-five percent (85%) of the fair market value on the date of exercise. The 1994 Qualified ESPP is not subject to any provision of ERISA and is not qualified under Section 401(a) of the Code.

          Administration. The 1994 Qualified ESPP is administered by the Compensation Committee of the Board of Directors, each member of which is intended to be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an “Outside Director” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”), to the extent that Rule 16b-3 under the Exchange Act and Section 162(m) of the Code are applicable. The members of the compensation committee may be changed at any time and from time to time at the discretion of the Board of Directors.

          Subject to the provisions of the 1994 Qualified ESPP, the Compensation Committee has the authority and discretion to interpret the provisions of the 1994 Qualified ESPP and to take such other action as may be necessary or desirable in order to carry out the provisions of the 1994 Qualified ESPP.

          Maximum Shares to be issued. As a result of the amendment to the plan made by the Board of Directors increasing the number of shares available for issuance under the 1994 Qualified ESPP by 300,000 shares, the maximum number of shares that may be issued pursuant to the grant of options under the 1994 Qualified ESPP is 1,800,000 in the aggregate (subject to anti-dilution adjustments). If a stock option granted under the 1994 Qualified ESPP expires or terminates prior to exercise, the shares subject thereto will thereafter be available for further option grants.

          Terms of Stock Option Grants. The Compensation Committee specifies the terms and conditions of stock options granted under the 1994 Qualified ESPP, including, without limitation, the number of shares covered by each option, the exercise price, the option period, and any vesting restrictions with respect to the exercise of the option. All options under the 1994 Qualified ESPP will have an option exercise period of not more than six months following the date of grant and an exercise price per share of the lesser of the fair market value of the Common Stock on the date of grant or 85% of the fair market value of the Common Stock on the date on which the option is exercised.

          Restrictions on Transfer. Options under the 1994 Qualified ESPP may not be transferred by an optionee other than by will or by the laws of descent and distribution and may be exercised during the optionee’s lifetime only by the optionee.

          Federal Income Tax Consequences. The 1994 Qualified ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. If the stockholders approve this proposal, the 1994 Qualified ESPP and the right of employees to make purchases under the 1994 Qualified ESPP should qualify under the provisions of Section 421 and 423 of the Code, provided such purchase occurs while they are employed or within three months after termination of employment. Under these provisions, no income will be taxable to an employee until the shares purchased under the 1994 Qualified ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the employee will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the grant date and more than one year from the date of transfer of the shares to the employee, then the employee generally will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the grant date. Any additional gain should be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the employee will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on a sale or disposition will be long-term capital gain or loss, depending on the holding period. Emisphere is not entitled to a compensation deduction for amounts taxed as ordinary income or capital gain to an employee except to the extent ordinary income is recognized upon a sale or disposition of shares prior to the expiration of the holding period described above.

PROPOSAL 3:  TO APPROVE AND ADOPT THE AMENDMENT TO THE 2000 STOCK OPTION PLAN
(Item #3 on the Proxy Card)

          Emisphere’s board of directors has determined that additional shares of Common Stock should be made available for grant of stock options to Emisphere’s employees, directors and consultants who will be responsible for the Company’s profitability and long-term future growth.  Effective, April 21, 2006, the board of directors amended the 2000 Plan, subject to stockholder approval, to (i) increase the maximum number of shares of Common Stock available for the grant of stock options under the 2000 Plan by 3,000,000, and (ii) include additional types of awards that may be granted under the 2000 Plan.  Currently, the 2000 Plan provides that the Company  may grant incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, as amended ( the “Code”), and options that are not qualified as incentive stock options (“nonstatutory stock options”).  The Amended 2000 Plan  would permit the Company to also award (i) restricted shares of Common Stock (“restricted stock”), (ii) restricted stock units, (iii) stock appreciation rights, (iv) shares of Common Stock awarded based on achieving certain performance goals (“performance shares”) and (v) awards of Common Stock, including shares of Common Stock awarded without payment therefor (“award shares”).  The 2000 Plan, as amended and restated, also incorporates minor miscellaneous changes that do not require stockholder approval (these include the ability to permit participants to transfer non-statutory stock options to certain family members and incentive stock options to the extent permitted by law and the ability of the administrator to delegate its duties and responsibilities under the 2000 Plan).

          The proposed amendments to the 2000 Plan are intended to provide the Company with greater flexibility to respond to market-competitive changes in equity compensation practices as well as to accounting changes that could affect the cost of equity incentives to the Company and its shareholders.  In addition, the 2000 Plan, as amended and restated, will enable the Company to continue the purposes of the 2000 Plan by providing additional shares of Common Stock for grant to attract and retain qualified and competent employees.

Voting

          The affirmative vote of holders of a majority of the shares present in person or by proxy is required for the approval and adoption of the proposal to amend the 2000 Plan.

          The board of directors deems the adoption and approval of the amendment and restatement of the 2000 Plan to be in the best interest of Emisphere and its stockholders and recommends that holders of the Common Stock vote “FOR” Proposal 3.

          If the amendment and restatement of the 2000 Plan is not approved by the stockholders, the Company will have to reevaluate how Emisphere will provide incentives to existing and future employees, directors and consultants.  The following description of the 2000 Plan, as amended and restated, is a summary of its principal provisions and is qualified in its entirety by reference to the 2000 Plan, which may be obtained by contacting our Investor Relations Department at (914) 347-2220.

The 2000 Plan Summary

          Goal. The goals of the 2000 Plan include: (i) the hiring and retention of the best available personnel; (ii) providing additional incentives to Emisphere’s employees, directors and consultants; and (iii) promoting the success of our business.  Options granted under the 2000 Plan may be incentive stock options (“ISOs”) or non-statutory stock options (“NSOs”), as determined by the plan administrator at the time of grant. ISOs are options that are intended to qualify under section 422 of the Code and may be granted only to our employees and employees of certain affiliates.  All options that are not intended to be ISOs are referred to as NSOs and may be made to our employees, directors and consultants and to employees of affiliates.

          Eligibility. Options granted under the 2000 Plan may be made to our employees, directors and consultants.

          Stock Options. The 2000 Plan currently provides for the grant of options to purchase a maximum of 2,319,500 shares of Emisphere Common Stock, a majority of which have been granted.  We propose to increase this amount by 3,000,000 shares, to be used for purposes of granting options under the 2000 Plan.  As of December 31, 2005, there are 578,797 options available for grant under this plan.   Under the 2000 Plan, the Company may currently grant incentive stock options, and nonqualified stock options.  If Proposal No. 3 is approved, the Company may also award (i) restricted stock, (ii) restricted stock units, (iii) stock appreciation rights either in tandem with an option or alone and unrelated to an option, or SARs,  and (iv) performance shares, (v) award shares.

          Restricted Stock. Subject to provisions of the 2000 Plan, the Board of Directors may grant shares of restricted stock to participants, with such restricted periods and other conditions as the Board may determine and for no cash consideration or such minimum consideration as may be required by applicable law.  During the restricted period, unless otherwise determined by the Board, stock certificates evidencing the restricted shares will be held by the Company and may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board.  At the expiration of the restricted period, the Company will deliver such certificates to the participant or, if the participant has died, to the beneficiary designed by the participant.

          Restricted Stock Units. Subject to provisions of the 2000 Plan, the Board of Directors may grant restricted stock unit awards. A restricted stock unit is a contractual promise to issue shares at a specified future date, subject to fulfillment of vesting conditions specified by the Board. A restricted stock unit award carries no voting or dividend rights or other rights associated with stock ownership. A restricted stock unit award may be settled in Common Stock, cash, or in any combination of Common Stock and/or cash; provided, however, that a determination to settle a restricted stock unit award in whole or in part in cash shall be made by the Board of Directors in its sole discretion.

           Stock Appreciation Rights. Subject to the provisions of the 2000 Plan, the Board of Directors may award SARs in tandem with an option (at or after the award of the option) or alone and unrelated to an option.  A SAR entitles the holder to receive from the Company an amount equal to the excess, if any, of the fair market value of the Common Stock over the reference price.  SARs granted in tandem with an option will terminate to the extent that the related option is exercised, and the related option will terminate to the extent that the tandem SARs are exercised.

          Performance Shares. Subject to the provisions of the 2000 Plan, the Board of Directors may grant performance shares to participants in the form of grants of shares of Common Stock.  Performance shares are earned over a period of time (a performance cycle) selected by the Board from time to time.  There may be more than one performance cycle in existence at any one time and the duration of the performance cycles may differ from each other.  Unless otherwise determined by the Board of Directors, the payment value of the performance shares will be equal to the fair market value of the Common Stock on the date the performance shares are earned or on the date the Board determines that the performance shares have been earned. The Board shall establish performance goals for each cycle for the purpose of determining the extent to which performance shares awarded for such cycle are earned. As soon as practicable after the end of a performance cycle, the Board shall determine the number of performance shares which have been earned on the basis of performance in relation to the established performance goals. Payment values of earned performance shares are distributed to the participant or, if the participant has died, to the beneficiary designated by the participant.

          Stock Awards. Subject to the provisions of the 2000 Plan, the Board of Directors may award stock awards, which may be designated as award shares by the Board.  Shares of Common Stock or other rights awarded in connection with a stock award shall be issued for no cash consideration or such minimum consideration as may be required by law.

          Administration. The 2000 Plan is administered by the compensation committee, each member of which is intended to be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, an “independent director” within the meaning of NASD Rule 4200(a)(15) (or such other applicable stock exchange rule) and an “outside director” within the meaning of Section 162(m) of the Code, to the extent that Rule 16b-3 under the Exchange Act and Section 162(m) of the Code are applicable. The members of the compensation committee may be changed at any time and from time to time, at the discretion of our board.

          The compensation committee has full power and authority, subject to those orders or resolutions not inconsistent with the provisions of the 2000 Plan, as may be issued or adopted by our board, to, among other things, interpret the provisions of the 2000 Plan and option agreements made under the 2000 Plan and to take such further action as deemed necessary in order to carry out the provisions of the 2000 Plan.  The compensation committee also has discretion to delegate its responsibilities (to the extent permitted by law) and to authorize an officer to grant options and/or execute on behalf of the Company any instrument required to effect the grant of an award.  The compensation committee’s decisions, interpretations and determinations shall be final and binding on all holders of options under the 2000 Plan.

          Maximum Shares to be Issued. The maximum number of shares that may be issued pursuant to the grant of options under the 2000 Plan, as amended (by the adoption of Proposal 3), would be 5,319,500 shares in the aggregate, of which approximately 1,740,700 have been granted as of December 31, 2005.  In the event a stock option granted under the 2000 Plan expires or terminates prior to exercise, such shares will thereafter be available for further option grants.

          Terms of Stock Option Grants. The compensation committee is authorized in its discretion to grant or award incentives of Common Stock, utilizing ISOs and NSOs, as defined above.  Options may be granted to participants singly or in any combination that the compensation committee deems appropriate, provided that the maximum number of shares covered by options that any optionee may be granted during the duration of the 2000 Plan is eighty percent (80%) of the total number of shares authorized for issuance under the 2000 Plan as of the date the Plan was originally approved by stockholders.

          The terms of option grants are set forth in written option agreements, which contain such terms and conditions determined by the compensation committee.  These option agreements will specify whether or not an option is intended to be an ISO, the rate at which the option becomes exercisable, the date on which the option may be exercised and the period of time during which the option may be exercised following termination of employment.  Subject to the provisions of the 2000 Plan, no option may be exercised more than 10 years after the date of grant.  Options that are not exercised during the term established by the compensation committee will expire without value.  Unless otherwise provided in the terms of an option agreement, each option may be exercised only during the continuance of the optionee’s status as our employee, consultant or director or for 90 days following termination as a service provider for reasons other than cause.

          The per share exercise price of ISOs granted under the 2000 Plan must be at least equal to the fair market value (“FMV”) of a share of Common Stock on the date of grant.  If the aggregate FMV (determined as of the date of grant) of the ISOs that first become exercisable by a participant in any calendar year exceeds $100,000, the excess are to be treated as NSOs to the extent required by section 422 of the Code.  The exercise price of NSOs is determined by the compensation committee, but with respect to NSOs intended to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code, the exercise price must be at least equal to the FMV of a share of Common Stock on the date of the grant.  With respect to any participant who owns stock possessing more than ten percent of the voting power of all classes of outstanding capital stock, the exercise price of any ISO granted must be at least equal to 110% of the FMV on the grant date, and the term of the ISO must not exceed five years.

          The compensation committee shall determine the acceptable form of consideration for exercising an option, including the method of payment.  In the case of an ISO, the compensation committee will determine the acceptable form of consideration at the time the ISO is granted.

          Restrictions on Transfer. No option granted under the 2000 Plan may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the optionee other than by will or the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by the optionee.  However, the compensation committee may determine at the time of grant or thereafter that an NSO that is otherwise not transferable may be transferred to certain “family members” in whole or in part and in such circumstances, and under such conditions, as specified by the compensation committee, and may also determine that an ISO may be transferred to the extent permitted by applicable law.

          Federal Income Tax Consequences. The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to awards under the 2000 Plan.  This discussion is not intended to be a complete discussion of all federal income tax consequences.  The applicable statutory provisions are subject to change, possibly with retroactive effect, as are their interpretations and applications which may vary in individual circumstances.

          This summary is not intended to be complete and does not describe state, local or foreign income and other tax consequences. Participants in the 2000 Plan and all other stock plans are urged to consult their own tax advisors with respect to the consequences of their participation in the 2000 Plan or any other stock plan.

          Incentive Stock Options.  Stock options granted under the 2000 Plan are intended to qualify as incentive stock options.  In general, no taxable income is realized by the optionee upon the grant or exercise of an ISO (subject to satisfaction of the applicable holding periods, as described below).  If shares of Common Stock are issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by the optionee within two (2) years after the date of grant or within one (1) year after the exercise of the option, then (i) upon the sale of the shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to us for federal income tax purposes. If the shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of the disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares), over the option price paid for the shares, and (2) the optionee’s employer will generally be entitled to deduct such amount for federal income tax purposes, if the amount represents an ordinary and necessary business expense, subject to Section 162(m) of the Code. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer. Subject to certain exceptions for disability and death, if an ISO is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as an NSO. The exercise of an ISO can affect the optionee’s liability for alternative minimum tax (“AMT”). In substance, an optionee is required to pay the higher of his AMT liability or his “regular” income tax liability. An optionee exercising an ISO with respect to unrestricted stock will have income, for purposes of determining the base for the application of the AMT, in an amount equal to the spread between the option price for the shares and the fair market value of the shares at the date of exercise. In general, the spread at exercise will not be taken specially into account for AMT purposes if the optionee makes, within the same year of exercise, a disqualifying disposition under the Code of those shares received upon exercise.

          Non-statutory Stock Options. An optionee will generally not recognize any taxable income upon the grant of an NSO and we will not be entitled to a tax deduction with respect to the grant of an NSO. Upon exercise of an NSO, the excess of the fair market value of the Common Stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. We will generally be entitled to a tax deduction at such time in the amount of such compensation income, subject to Section 162(m) of the Code. The optionee’s tax basis for the Common Stock received pursuant to the exercise of an NSO will equal the sum of the compensation income recognized and the exercise price. In the event of a sale of Common Stock received upon the exercise of an NSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss, if the holding period for such Common Stock is more than one year.

          Restricted Stock and Performance Shares.  The recipient of restricted stock or performance shares will be treated in the same manner as a person who has exercised a nonqualified stock option, as described above, for which the Company has imposed restrictions on the shares received, and for which the exercise price is either zero or a nominal amount.  In general, this means that the holder may either wait until the restrictions have elapsed (or the performance goals have been met), and then pay tax at ordinary income tax rates, based upon the fair market value of the shares at that time, or he or she can file a Section 83(b) election, and pay tax based on the fair market value of the shares at the time they are received.  Again, the Company will get a deduction that corresponds to the income recognized by the recipient.

          Restricted Stock Unit Awards.  The grant of a restricted stock unit award will not result in income for the grantee or in a deduction for the Company. Upon the lapse of the restrictions of a restricted stock unit, the grantee will recognize ordinary income and the Company will be entitled to a deduction measured by the fair market value of the shares plus any cash received.

          Stock Appreciation Rights.  A recipient of an SAR will not be considered to receive any income at the time an SAR is granted, nor will the Company be entitled to a deduction at that time.  Upon the exercise of an SAR, the holder will have ordinary income equal to the cash received upon the exercise.  At that time, the Company will be entitled to a tax deduction equal to the amount of ordinary income realized by the holder.

          Stock Awards.  A person who receives a stock award that includes Common Stock will be treated, with regard to such Common Stock, in the same manner as a person who has exercised a nonqualified stock option, as described above.  In general, this means that the holder will have taxable income at the time the shares are received if they are not subject to restrictions, or as described in the preceding paragraph for restricted stock, if they are subject to restrictions.  The tax treatment of a stock award that consists of other rights will depend on the provisions of the award.  It may be immediately taxable if there are no restrictions on the receipt of the cash or other property that the stock award represents, or the tax consequences may be deferred if the receipt of cash or other property for the stock award is restricted, or subject to vesting or performance goals.

          Certain Other Tax Issues.  In addition, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules (including, without limitation, Code Section 162(m) regarding the $1,000,000 limitation on deductible compensation); (ii) in the event that the exercisability or vesting of any option or award of restricted stock is accelerated because of a change in control, such award (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes; and (iii) officers and directors of the Company subject to section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their awards.

          New Plan Benefits.  No options have been granted in contemplation of the adoption of the amendment and restatement of the 2000 Plan.  Because future awards under the 2000 Plan will be based upon prospective factors including the nature of services to be rendered by service providers, and their potential contributions to the success of the Company, actual option grants cannot be determined at this time.

          Amendment. Our board of directors may at any time amend, alter, suspend or terminate the 2000 Plan, but no such amendment may be made without the approval of stockholders to the extent required by applicable law, rules or regulations, and no amendment or termination may adversely affect the rights of an optionee with respect to an outstanding option.

PROPOSAL 4:   RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item #4 on the Proxy Card)

          The Board of Directors has selected PwC to serve as independent registered public accounting firm for the fiscal year ending December 31, 2006. PwC has served as Emisphere’s independent registered public accounting firm since November 1991.

Voting

          The affirmative vote of holders of a majority of the shares present in person or by proxy is required for the ratification of the appointment of PwC as Emisphere’s independent registered public accounting firm for 2006.

          The Board of Directors deems the ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm of Emisphere for 2006 to be in the best interest of Emisphere and its stockholders and recommends that holders of the Common Stock vote FOR Proposal 4.

          A representative of PwC is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.  If this selection is not ratified, the Board of Directors will reconsider its choice.

Audit Fees

          The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP (“PwC”) for the audit of our annual financial statements for the years ended December 31, 2005 and December 31, 2004, and fees billed for other services rendered by PwC during the respective periods.

Types of Fees	2005	2004

Audit Fees (1)	$652,400	$317,300
Audit Related Fees (2)	—	—
Tax Fees (3)	30,000	28,000
All Other Fees (4)	776,800	104,500

(1)

Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, quarterly review of financial statements included in our Forms 10-Q, and audit services provided in connection with other statutory and regulatory filings.

(2)	Audit-related fees include professional services related to the audit of our financial statements, consultation on accounting standards or transactions.

(3)	Tax fees are for professional services rendered for tax compliance, tax advice and tax planning.

(4)	All other fees are for services related to Sarbanes-Oxley Act section 404 compliance and our registration statements on Form S-3 and S-3/A.

          The audit committee has determined that the independent registered public accounting firm’s provision of non-audit services in 2005 is compatible with and does not impair the registered public accounting firm’s independence.  All decisions regarding selection of independent registered public accounting firms and approval of accounting services and fees are made by our audit committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002 and related SEC rules.

          The audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm; these services may include audit services, audit related services, tax services and other services. The committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm, where pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services  and is subject to a specific budget. For each proposed service, the independent auditor is required to provide detailed communication at the time of approval. The committee may delegate pre-approval authority to one or more of its members, who must report same to the Committee members at the next meeting.  The audit committee, after discussion with PwC, agreed that any additional audit or tax service fees could be paid by us, subject to the pre-approval of the audit committee chairman.

PROPOSALS OF STOCKHOLDERS FOR 2007 ANNUAL MEETING

          Stockholders may submit proposals on matters appropriate for stockholder action at our annual stockholder meetings. In order to be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by us at our principal executive office no later than December 12, 2006.

          For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at next year’s annual stockholder meeting (the “2007 Annual Meeting”), the stockholder must also give Emisphere written notice of the proposal.  Our By-Laws provide that in order to be timely, a stockholders’ notice must be received by Emisphere at the principal executive offices not less than 30 days or more than 60 days prior to the meeting.

          Notice of intention to present proposals at the 2006 Annual Meeting should be addressed to:  Secretary, Emisphere Technologies, Inc., 765 Old Saw Mill River Road, Tarrytown, New York 10591.

OTHER BUSINESS

          The Board of Directors knows of no other business to be acted upon at the meeting.  However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in their discretion.

          The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote.  Therefore, whether or not you intend to attend the meeting, please vote your shares by internet, by phone, or by signing the proxy and returning it in the enclosed envelope.

By order of the Board of Directors

/s/ Elliot M. Maza

Elliot M. Maza
Secretary

APPENDIX A

AUDIT COMMITTEE CHARTER

I. Members.  The Board of Directors of Emisphere Technologies, Inc. shall appoint an Audit Committee of at least three members, consisting entirely of independent directors, and shall designate one member as chairperson.  For purposes hereof, an “independent” director is a director who meets the National Association of Securities Dealers, Inc. definition of “independence” as determined by the Board.  Each member will be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment.  The Board shall determine whether at least one member of the Committee qualifies as an “Audit Committee Financial Expert” in accordance with rules implementing Section 407 of the Sarbanes-Oxley Act.  Any Committee member who has been determined to be an “Audit Committee Financial Expert” shall not, as a result of such determination, have any responsibilities, duties, obligations or liabilities supplemental to those such member already has undertaken as a member of the Committee.  Likewise, the determination of an Audit Committee Financial Expert on the Committee does not otherwise affect the responsibilities, duties, obligations or liabilities of any other member of the Committee.  Furthermore, the determination of a member as an Audit Committee Financial Expert shall not make such person an expert for any purpose, including without limitation under Section 11 of the Securities Act or under applicable fiduciary laws.  The determination by the Board that any person is an Audit Committee Financial Expert is solely disclosure-based and made for purposes of complying with Section 407 of the Sarbanes-Oxley Act.

II. Purposes, Duties, and Responsibilities.  The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility for oversight of the integrity of the Company’s financial statements and reporting practices, the compliance with legal, ethical and regulatory requirements, and the independence, qualifications and performance of the Company’s independent auditor. It is the overall responsibility of the members of the Audit Committee to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its shareholders.

The Audit Committee shall be responsible for overseeing the preparation of the report required by the rules of the Securities and Exchange Commission (“the SEC”) to be included in the Company’s annual proxy statement.

In addition, the Committee’s responsibilities and duties will include (but are not limited to) the following:

1.	Make regular reports to the Board.

2.

Maintain the sole authority to retain, compensate and terminate the independent auditor and to pre-approve all auditing services and non-audit services proposed to be provided by the independent auditor.

3.	Set clear Company hiring policies for persons who are or were employees of the independent auditor.

4.	Maintain free and open communication with the independent auditor and the Company’s management.

5.	Establish and implement procedures for the receipt, retention and treatment of complaints from company employees on accounting, internal accounting controls or auditing matters.

6.

Review and discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including the Company’s disclosure under the Management’s Discussion and Analysis of Financial Condition and Results of Operation, included in periodic reports and registration statements filed with the SEC.

7.

Review and discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including significant changes in the Company’s selection or application of accounting principles.

8.	Review and discuss with management and the independent auditor major issues as to the adequacy of the Company’s internal controls and any steps adopted in light of material control deficiencies.

9.	Review and discuss with management and the independent auditor the effect of regulatory and accounting initiatives.

10.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q.

11.

Review the management letter provided by the independent auditor and the Company’s response to that letter and any problems or difficulties the auditor may have encountered including restrictions of the scope of activities or limited access to information.

12.	Review with management earnings press releases, as well as financial information and earnings guidance, if any, provided to analysts and rating agencies.

13.

Review and discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

14.	Conduct an annual evaluation of the Audit Committee’s own performance and reassess annually the adequacy of this Charter and recommend changes to the Board.

15.	Review the Company’s processes that are designed to maintain an adequate system of internal controls.

16.	Monitor and review SEC/NASDAQ requirements with respect to Audit Committees.

17.	Be responsible for any other duties as may be assigned to the Committee by law, the Company’s Certificate of Incorporation or Bylaws, or the Board of Directors.

III. Limitation of Audit Committee’s Role.  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of management and the independent auditor.

IV. Outside Advisors.  The Audit Committee will have the authority to retain, at the expense of the Company, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications. The independent auditor reports directly to the Audit Committee.  The Audit Committee will obtain and review documents and/or reports describing the independent auditor’s internal quality control procedures, material issues raised by the most recent internal quality control review or peer review and all relationships between the independent auditor and the Company.

V. Operations.  The Committee shall meet as often as may be deemed necessary or appropriate in its judgment, either in person or telephonically, and at such times and places as the Committee determines. The Committee must prepare and maintain adequate and accurate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Audit Committee is governed by the same rules regarding meetings (including meetings by conference call or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are set forth in the Delaware General Corporate law in the absence of any special provisions contained in the Certificate of Incorporation or Bylaws of the Corporation. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Certificate of Incorporation or Bylaws of the Corporation, or (c) the laws of the state of Delaware. The Committee shall meet periodically with management and the independent auditor in separate executive sessions.

ATTN: INVESTOR RELATIONS 765 OLD SAW MILL RIVER ROAD TARRYTOWN, NEW YORK 10591
VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the Postage-paid envelope we have provided.

The Internet and Telephone voting facilities will close at 11:59 p.m. Eastern Daylight Time on Wednesday, May 24, 2006.

IF YOU HAVE VOTED OVER THE INTERNET OR BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	EMISP1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

Please sign below, exactly as name or names appear on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE ITEMS LISTED BELOW				For	Withhold	For All	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
				All	All	Except

1.	Election of Directors:			☐	☐	☐

	Nominees:	(01)	Dr. Stephen Carter
		(02)	Mr. John D. Harkey, Jr.
		(03)	Dr. Michael Weiser

		For	Against	Abstain

2.	To approve and ratify an amendment to the Qualified Employee Stock Purchase Plan (the “1994 Qualified ESPP”).	☐	☐	☐

3.	To approve and ratify an amendment to the 2000 Stock Option Plan.	☐	☐	☐

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐

5.	The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

765 OLD SAW MILL RIVER ROAD
TARRYTOWN, NEW YORK 10591

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Emisphere Technologies, Inc., a Delaware corporation (“Emisphere”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders (“Annual Meeting”) and Proxy Statement with respect to the Annual Meeting to be held at the Westchester Marriott Hotel, at 670 White Plains Road, Tarrytown, New York on Thursday, May 25, 2006 promptly at 10:00 a.m. E.D.T., and hereby appoints Elliot M. Maza as proxy and attorney-in-fact, with power of substitution and revocation, and with all powers that the undersigned would possess if personally present, to vote the Emisphere Common Stock of the undersigned at such meeting, and at any postponements or adjournments of such meeting, as set forth below, and in his discretion, upon any other business that may properly come before the meeting (and any such postponements or adjournments).

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE DIRECTOR NOMINEES, FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4, AND BY THE DISCRETION OF ELLIOT M. MAZA ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AND AT ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE, OR VOTE THROUGH THE INTERNET OR THE TELEPHONE.

IMPORTANT – TO BE SIGNED AND DATED ON REVERSE SIDE.